                                                                                  Exhibit 2.2

                                          UNITED STATES BANKRUPTCY COURT
                                           NORTHERN DISTRICT OF GEORGIA
                                                 ATLANTA DIVISION

In re:                                               )
                                                     )        Chapter 11
O'SULLIVAN INDUSTRIES, INC.,                         )        Judge Mullins
O'SULLIVAN INDUSTRIES                       )
HOLDINGS, INC.,                                      )        Case No.: 05-83049, 05-83076,
O'SULLIVAN INDUSTRIES -                     )        05-83087 and 05-83102
VIRGINIA, INC.,                                      )
O'SULLIVAN FURNITURE                        )        Jointly Administered Under
FACTORY OUTLET, INC.,                                )        Case No. 05-83049)
                                                     )
                                    Debtors.         )
____________________________________)
                                      ORDER CONFIRMING THE DEBTORS' MODIFIED
                                    SECOND AMENDED JOINT PLAN OF REORGANIZATION
                  O'Sullivan Industries, Inc., O'Sullivan Industries Holdings, Inc., O’Sullivan
Industries - Virginia, Inc., and O'Sullivan Furniture Factory Outlet, Inc., the above-captioned debtors and debtors-in-possession (collectively, the "Debtors"), having filed with this Court separate, voluntary petitions under Chapter 11 of Title 11 of the United States Code (the
"Bankruptcy Code") on October 14, 2005 (the "Petition Date"); and the Debtors having filed with this Court a joint plan of reorganization, dated October 14, 2005, a first amended joint plan of reorganization, dated January 3, 2006, a second amended joint plan of reorganization, dated
February 10, 2006, and a modified second amended joint plan of reorganization, dated March 16,
2006 (as modified and amended, the "Plan"),1 a true and correct copy of which is attached hereto as Exhibit A and is incorporated by reference herein; and the Debtors having also filed with this
Court a disclosure statement dated October 14, 2005, a first amended disclosure statement dated
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                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                1     All capitalized terms not otherwise defined in this Orde
         shall have the meanings ascribed
         to them in the Plan.

January 3, 2006, and a second amended disclosure statement dated February 10, 2006 (as amended, the "Disclosure Statement"), by which the Debtors proposed to solicit votes on the
Plan; and the Debtors having given notice to all parties-in-interest of the date, time, and place for the hearing to consider approval of the Disclosure Statement and the deadline for objecting to same; and a hearing to consider approval of the Disclosure Statement, the form of ballots to be used for voting with respect to the Plan, and the form and manner of notice with respect to matters concerning confirmation of the Plan and related matters having been held before this
Court on February 10, 2006 (the "Disclosure Statement Hearing"), after due notice and the parties-in-interest herein having had an opportunity to appear and be heard at such hearing; and
this Court having approved the Disclosure Statement and related matters by entry of the
Disclosure Statement Order (as such term is defined below), which order has since become a
Final Order; and the Debtors having solicited votes to accept or to reject the Plan from parties-
in-interest that are impaired under the Plan and that were entitled to vote on the Plan in accordance with the requirements of Bankruptcy Code § 1126(b); and the Debtors having given notice of the date, time, and place for the hearing to consider confirmation of the Plan and the deadline for objecting to same; and the Debtors having filed that certain Notice of Disclosure of the Initial Anticipated Members of the Reorganized Debtors’ Respective Boards of Directors,
dated March 14, 2006 (the "Directors Notice"); and the Debtors having file a Notice of Filing of
Revised and Additional Documents Relating to the Debtors' Modified Second Amended Plan of
Reorganization on March 15, 2006 (the "Notice of Revised Documents"); and upon the affidavits of (a) (i) Richard F. NeJame of Lazard Freres & Co. LLC, the Debtors' financial advisor, (ii) Rick A. Walters, Interim Chief Executive Officer, Executive Vice President, and

Chief Financial Officer of the Debtors, (iii) Keith Cooper of FTI Consulting, Inc., the Debtors’
restructuring advisor, each in support of confirmation of the Plan, and (b) of Jeffrey S. Stein of
The Garden City Group, Inc., the Debtors' claims, notice, and balloting agent, certifying the tabulations of votes on the Plan; and the Debtors having filed the Plan Supplement on March 6,
2006; and the Debtors having filed a motion on March 15, 2006 (the "Plan Modification
Motion"), for an order, pursuant to Bankruptcy Code § 1127 and Bankruptcy Rule 3019, authorizing them to modify the Plan, without resoliciting votes thereon; and the Debtors having filed a Memorandum in Support of Confirmation of the Plan on March 15, 2006; and a hearing to consider confirmation of the Plan and other matters relating to confirmation, including the
Plan Modification Motion, having been held before this Court on March 16, 2006 (the
"Confirmation Hearing"), after due notice, and parties-in-interest having had an opportunity to appear and be heard at such hearing; and this Court having considered the Plan; and based upon all other pleadings and papers heretofore filed herein, all proceedings heretofore had herein, and the record of the Confirmation Hearing; and after due deliberation and good and sufficient cause appearing therefor; and
                           IT APPEARING and the Court having found and determined that:
         Jurisdiction and Notice
                           A.       This Court has jurisdiction over these Cases, the Plan, and the confirmation of same pursuant to 28 U.S.C. § 1334.  Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b)(1) and (b)(2)(L).  Venue of these Cases in this
         District is proper pursuant to 28 U.S.C. §§ 1408 and 1409.

                           B.       Due, proper, and adequate notice of the date and time for filing objections to the Plan and of the date and time of the Confirmation Hearing was given pursuant to:  (1) Rule
         2002(b)(2) of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules") and that certain (2) Order (I) Approving Second Amended Disclosure Statement, (II) Scheduling Hearing
         to Consider Confirmation of Debtors' Second Amended Joint Plan of Reorganization, (III)
         Establishing Deadline for Objecting to the Plan, (IV) Approving Form of Ballots and Master
         Ballots and Other Solicitation Documents, (V) Approving Voting Deadline and Solicitation
         Procedures, and (VI) Approving Form and Manner of Notice, dated February 10, 2006 (the
         "Disclosure Statement Order"), including by the publication of that certain Notice of Voting
         Deadline, Objection Deadline, and Hearing to Consider Confirmation of the Debtors' Second
         Amended Joint Plan of Reorganization, dated February 17, 2006 (the "Confirmation Hearing
         Notice"), in The Atlanta Journal-Constitution, The Lamar Democrat, and the Gazette-Virginian,
         on or about February 17, 2006.  Such publication of the Confirmation Hearing Notice constitutes due, proper, and adequate notice by publication of the date and time for filing objections to the
         Plan and of the date and time of the Confirmation Hearing, and of all other matters set forth in the Confirmation Hearing Notice.
                           C.       The Plan was properly and timely transmitted to holders of impaired
         Claims entitled to vote to accept or reject the Plan in accordance with the requirements of the
         Bankruptcy Code and this Court's orders, including the Disclosure Statement Order, and votes on the Plan were properly solicited and tabulated.
                           D.       The notices given pursuant to the Disclosure Statement Order or otherwise by the Debtors with respect to the Plan, the Plan Documents, or any of the Transactions provided adequate disclosure within the meaning of Bankruptcy Code § 1125, including any notices the
         Debtors provided that were not previously approved by this Court.  Without limiting the generality of the foregoing, due, proper, and adequate notice was given, pursuant to the
         Disclosure Statement Order, to each non-Debtor party to any Executory Contract to be assumed by the Debtors (as set forth on Exhibit D to the Disclosure Statement or otherwise in the Plan and Disclosure Statement) of (i) the proposed default amount owed (if any) under the applicable
         Executory Contract and (ii) the last date by which such non-Debtor party may file an objection or other response with respect to such proposed default amount.
         Good Faith Solicitation
                           E.       The solicitation of votes on the Plan, all distributions thereunder, and the issuance of any and all securities under the Plan were conducted in good faith within the meaning of Bankruptcy Code §§ 1125 and 1126, all other provisions of the Bankruptcy Code,
         Rules 3017 and 3018 of the Bankruptcy Rules, the Disclosure Statement, and all other applicable rules, laws, and regulations, and the Released Parties are entitled to the protections afforded by
         Bankruptcy Code § 1125(e) and the exculpation provisions set forth in Section 9.9 of the Plan.
         Responses and Objections
                           F.       The following parties filed responses and/or objections to confirmation of the Plan, and/or related matters:
                                                      Plan Objections

         Objecting Party                                             Approximate Date Filed
         Debbie's Staffing Services, Inc.                            March 6, 2006
         Missouri Department of Revenue                              March 8, 2006
         ACE American Insurance Company,
         Indemnity Insurance Company of North
         America, and Westchester Fire Insurance

         Company                                                     March 10, 2006

----------------------------------------------------------- -----------------------------------------------------------

                                                     "Cure" Objections

         Objecting Party                                             Approximate Date Filed
         Menards, Inc.                                               March 10, 2006
         ACE American Insurance Company,                             March 14, 2006
         Indemnity Insurance Company of North
         America, and Westchester Fire Insurance
         Company

----------------------------------------------------------- -----------------------------------------------------------

                           G.       The Missouri Department of Revenue withdrew its objection to the Plan on March 10, 2006.  Debbie's Staffing Services, Inc. withdrew its objection to the Plan on March
         15, 2006.  Menards, Inc. withdrew its "cure" objection on March 15, 2006.  ACE American
         Insurance Company, Indemnity Insurance Company of North America, and Westchester Fire
         Insurance Company withdrew their objections on March 16, 2006.
         Plan of Reorganization
                           H.       The Plan complies with the applicable provisions of the Bankruptcy Code, including Bankruptcy Code §§ 1122 and 1123, and the Bankruptcy Rules, in accordance with
         Bankruptcy Code § 1129(a)(1).
                           I.       The classification of Claims and Interests in Article II of the Plan satisfies the requirements of Bankruptcy Code § 1122.
                           J.       Article II of the Plan adequately designates classes of Claims and
         Interests, in accordance with Bankruptcy Code § 1123(a)(1), other than Administrative Claims,
         DIP Facility Claims, and Tax Claims, which Claims are not required to be designated into classes.

                           K.       Article IV of the Plan specifies the unimpaired Classes, in accordance with Bankruptcy Code § 1123(a)(2).
                           L.       Article V of the Plan specifies the treatment of each impaired Class of
         Claims or Interests, in accordance with Bankruptcy Code § 1123(a)(3).
                           M.       The Plan provides the same economic treatment of each Claim or Interest in a particular Class, except to the extent that Holders of particular Claims or Interests have agreed to a less favorable treatment of such particular Claims or Interests, in accordance with
         Bankruptcy Code § 1123(a)(4).
                           N.       The Plan provides adequate means for its implementation in accordance with Bankruptcy Code § 1123(a)(5), including, among other things:  the issuance of the New
         O'Sullivan Holdings Common Stock (including, but not limited to, the Restricted Stock), the
         New Secured Notes, and the New Warrants; the vesting of the property of the respective Estates of the Debtors in the applicable Reorganized Debtors; the establishment of the Prepetition
         Vendor and Utility Company Settlement; the execution and delivery of the Exit Credit Facility;
         and the adoption of the KERP and the Management and Director Equity Plan.  The Plan and all
         of the transactions contemplated therein and to be consummated thereunder (collectively, the
         "Transactions") are supported by the sound exercise of the Debtors' business judgment and are in the best interests of their Estates and Creditors.
                           O.       Plan Section 6.4(a) provides that on or before the Effective Date, the
         Reorganized Debtors will file their respective Amended and Restated Certificates of
         Incorporation, each of which shall, among other things, prohibit the issuance of nonvoting equity securities to the extent required by Bankruptcy Code § 1123(a)(6).

                           P.       Plan Section 6.1 provides for the selection of officers and directors and successors thereto in a manner consistent with the interests of Creditors and Interest holders and with public policy, in accordance with Bankruptcy Code § 1123(a)(7).
                           Q.       The Debtors have complied with the applicable provisions of the
         Bankruptcy Code, in accordance with Bankruptcy Code § 1129(a)(2).
                           R.       The Plan has been proposed in good faith and not by any means forbidden by law, in accordance with Bankruptcy Code § 1129(a)(3).
                           S.       Except to the extent otherwise provided in the Plan, and pursuant to previous orders of this Court, any payment made or to be made by the Debtors, or by any Person issuing securities or acquiring property under the Plan, for services or for costs and expenses in or in connection with these Cases or in connection with the Plan and incident to these Cases to be paid by the Debtors, has been approved by, or is subject to the approval of, this Court as reasonable, in accordance with Bankruptcy Code § 1129(a)(4).
                           T.       On or before two (2) Business Days prior to the Confirmation Hearing, the identity and affiliations of any individual proposed to serve, after confirmation of the Plan, as a director or officer of the Reorganized Debtors was disclosed to this Court through the filing of the Directors Notice, in satisfaction of the Debtors' obligations with respect thereto under Plan
         Section 6.1; and the appointment to, or continuance in such office of such individuals, is consistent with the interests of Creditors and Interest holders and with public policy, in accordance with Bankruptcy Code § 1129(a)(5)(A).

                           U.       The Debtors have disclosed the identity of any insider that may be employed or retained by the Reorganized Debtors, and the nature of any compensation for such insider, in accordance with Bankruptcy Code § 1129(a)(5)(B).
                           V.       There are no rate changes provided for in the Plan, and there is no governmental regulatory commission with jurisdiction, after confirmation of the Plan, over any rates of the Debtors in any event, pursuant to Bankruptcy Code § 1129(a)(6).
                           W.       With respect to each impaired Class of Claims and each Class of Interests under the Plan, each Holder of a Claim or Interest in such Class (i) has accepted the Plan or (ii)
         will receive or retain under the Plan on account of such Claim or Interest property of a value, as of the Effective Date of the Plan, that is not less than the amount that such Holder would so receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code on such date, in accordance with Bankruptcy Code § 1129(a)(7).  No Creditor has made an election pursuant to Bankruptcy Code § 1111(b)(2).
                           X.       With respect to Bankruptcy Code § 1129(a)(8), each Class of Claims under the Plan, other than those Classes of Claims and Interests that have been deemed to reject the Plan, has voted to accept the Plan or the Claims in such Class are not impaired under the
         Plan.  Classes 1, 2A, 2B, and 7 are not impaired under the Plan, and are thus conclusively presumed to have voted to accept the Plan.  Classes 2C, 3A, 3B, 4, 5, and 6 are impaired under the Plan.  Each of the three Classes entitled to vote with respect to the Plan, Classes 2C, 3A, and
         3B (collectively, the "Voting Classes"), has overwhelmingly voted to accept the Plan.  Because
         Classes 4, 5, and 6 neither receive nor retain any property under the Plan, they are deemed to have rejected the Plan under Bankruptcy Code § 1126(g), and the requirements of Bankruptcy

         Code § 1129(a)(8) have not been met, thereby requiring application of Bankruptcy Code §
         1129(b).  As more fully set forth in § Y of this Order, the Plan satisfies Bankruptcy Code §
         1129(b) with respect to all impaired Classes (including, but not limited to, Classes 2C, 3A, 3B,
         4, 5, and 6).
                           Y.       The Plan does not discriminate unfairly and is fair and equitable with respect to Claims or Interests (as applicable) in Classes 4, 5, and 6 in that no Holders of any
         Claim or Interest junior to the Claims or Interests (as applicable) of such Classes of Claims or
         Interests will receive or retain any property under the Plan on account of such junior Claim or
         Interest, in accordance with Bankruptcy Code § 1129(b)(2)(B).
                           Z.       Where applicable, except to the extent that the Holder of a particular
         Claim has agreed to different treatment of such Claim, the Plan provides that:
                                    i.      on the later of (i) the Initial Distribution Date (which the Plan defines as the "Effective Date (or as soon thereafter as is practicable)") and (ii) the date that is 10 days after the Allowance Date, each Holder of a Claim of a kind specified in Bankruptcy Code §
         507(a)(1) or 507(a)(2) shall receive on account of such Claim cash equal to the Allowed amount of such Claim, in accordance with Bankruptcy Code § 1129(a)(9)(A);
                                    ii.     each Holder of a Claim arising under Bankruptcy Code §
         507(a)(3), 507(a)(4), 507(a)(5), 507(a)(6), or 507(a)(7), if any, shall receive on account of such
         Claim a cash payment of a value, as of the Effective Date, equal to the Allowed amount of such
         Claim, in accordance with Bankruptcy Code § 1129(a)(9)(B);
                                    iii.    each Holder of a Claim arising under Bankruptcy Code §
         507(a)(8), if any, shall receive on account of such Claim either (i) a Cash payment equal to the

         Allowed amount of such Claim on the later of (1) the Initial Distribution Date and (2) the date that is 10 days after the Allowance Date or (ii) in accordance with Bankruptcy Code §
         1129(a)(9)(C), deferred cash payments over a period not exceeding six years after the date of assessment of such Claim, of a value, as of the Effective Date, equal to the Allowed amount of such Allowed Tax Claim, unless such Holder shall have agreed to a different treatment of such
         Allowed Claim.
                           AA.      At least one Class of Claims that is impaired has accepted the Plan, determined without including any acceptance of the Plan by any insider, in accordance with
         Bankruptcy Code § 1129(a)(10).  All three of the impaired Classes that were eligible to vote with respect to the Plan (Classes 2C, 3A, and 3B) voted to accept the Plan.
                           BB.      The Plan is feasible.  Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successors thereof, except to the extent such liquidation or reorganization is proposed in the
         Plan, in accordance with Bankruptcy Code § 1129(a)(11).  There is a reasonable prospect that the Debtors will meet their financial obligations under the Plan.
                           CC.      All fees payable under 28 U.S.C. § 1930 have been paid or will be paid pursuant to the Plan, in accordance with Bankruptcy Code § 1129(a)(12).
                           DD.      The Plan provides for the continuation after the Effective Date of payment of all retiree benefits, if any, as that term is defined in Bankruptcy Code § 1114, to the extent required by Bankruptcy Code § 1129(a)(13).
                           EE.      The Debtors' Compensation and Benefits Programs (which include, without limitation, all savings plans, the KERP, and any profit-sharing, pension, or retirement plans (including, but not limited to, any plans qualified under Internal Revenue Code § 401(a)), healthcare plans, disability plans, benefit plans, and life, accidental death, and dismemberment insurance plans in effect as of the Confirmation Date) either shall be (i) treated as Executory
         Contracts under the Plan and, on the Effective Date, will be assumed pursuant to the provisions of Bankruptcy Code §§ 365 and 1123 or (ii) otherwise deemed assumed on the Effective Date;
         provided, however, that notwithstanding the generality of the foregoing, the Debtors' deferred compensation plan shall be rejected pursuant to the Plan, subject to the occurrence of the
         Effective Date.
                           FF.      The Debtors' respective decisions regarding the rejection or assumption of their Executory Contracts as provided in and contemplated by the Plan and herein are based on and are within the sound business judgment of the Debtors and are in the best interests of the
         Debtors and their respective Estates.
                           GG.      The conditions to confirmation set forth in Plan Section 8.1 have been satisfied in that (a) this Court has entered the Disclosure Statement Order that approves the
         Disclosure Statement as containing adequate information pursuant to Bankruptcy Code § 1125, and such order has not been reversed, stayed, amended, or modified in any manner adverse to the
         Debtors or their Estates, and (b) this Order is acceptable, in form and substance, to the Debtors, the Creditors Committee, and the Senior Secured Noteholders Representative.
                           HH.      The discharge, release, indemnification, exculpation, and related provisions as set forth in the Plan and herein are fair to the Debtors' Creditors, Interest holders, and other parties-in-interest, and are necessary to the successful reorganization of the Debtors.
         The release by the Debtors on their own behalf and on behalf of certain third parties pursuant to this Order and Plan Section 9.7 are appropriate and worthy of approval.  There is an identity of interest between the Debtors and certain of the Released Parties, the Released Parties have made a substantial contribution to the Debtors' reorganization, the releases are necessary to the effectuation of the compromises and settlements embodied in the Plan and to the success of the
         Debtors' rehabilitation under the Plan, the Plan has been accepted by all three of the Voting
         Classes (2C, 3A, and 3B), and the compromises and settlements contained in the Plan upon which certain of the releases are premised will allow for distributions to certain Creditors that would not otherwise be available to such Creditors under the applicable provisions of the
         Bankruptcy Code.
                           II.      The voluntary Creditor releases provided for herein and in Plan Sections
         9.6(a) and 6.27(b) are appropriate and worthy of approval.  Such releases were fully disclosed and are consensual agreements by those Creditors who voted to accept the Plan and/or elected to participate in the Prepetition Vendor and Utility Company Settlement.  The exculpation provisions provided herein and in Plan Section 9.9 are appropriate and worthy of approval.
                           JJ.      In compliance with Rule 9019 of the Bankruptcy Rules, the Prepetition
         Vendor and Utility Company Settlement embodies a compromise of  various claims of Holders of Allowed Vendor Claims or Allowed Utility Company Claims against the Debtors.  The compromise and settlement embodied in the Prepetition Vendor and Utility Company
         Settlement, incorporated in the Plan, was reached among the Debtors, the Creditors Committee, and the Senior Secured Noteholders Representative after extensive analysis and good faith, arm's-length negotiations; is a fair, prudent, and reasonable compromise of the controversies resolved by such settlement; is in the best interests of the Debtors and the Estates; and is binding upon all Electing Vendors and Utility Companies.
                           KK.      Because the Senior Secured Notes Indenture Trustee, on behalf and for the benefit of the Holders of Senior Secured Notes Claims (Class 2C Claims), has a second Lien on, among other things, all of the Debtors' inventory, and the Holders of such Claims are significantly undersecured, Reclamation Claims are not entitled to priority status under
         Bankruptcy Code § 546(c), but rather are included in the definition of Vendor Claims and appropriately classified and treated as General Unsecured Claims in Class 3A under the Plan.
                           LL.      The principal purpose of the Plan is not the avoidance of taxes or of the requirements of Section 5 of the Securities Act of 1933, and no governmental unit has requested that this Court deny confirmation on such basis, thus satisfying the requirements of Bankruptcy
         Code § 1129(d).
                           MM.      Notice of the Plan Modification Motion was adequate and proper under the circumstances of these Cases.
                           NN.      The Plan Modifications (as such term is defined in the Plan Modification
         Motion and as supplemented on the record at the Confirmation Hearing) do not alter, in any manner whatsoever, the economic or substantive rights of any party.
                           OO.      No Proof of Claim, formal or informal, was filed by any Person on or prior to the Claims Filing Bar Date evidencing or asserting any Tandy Claims.  No Tandy
         Claims are scheduled by the Debtors in their Schedules as other than "disputed."

                           THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:
         General Provisions Regarding Plan Approval and Authorizations
                                    The findings of this Court as set forth herein shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, which is applicable to this matter by virtue of Bankruptcy Rule 9014.  Each finding of fact set forth or incorporated herein, to the extent that it is or may be deemed a conclusion of law, shall also constitute a conclusion of law.
         Each conclusion of law set forth or incorporated herein, to the extent that it is  or may be deemed a finding of fact, shall also constitute a finding of fact.
                                    The Plan, all exhibits thereto, and all provisions, terms, and conditions thereof, are hereby confirmed in all respects, and all provisions thereof are incorporated herein by reference.
                                    To the extent not withdrawn prior to the entry of this Order, all objections to the confirmation of the Plan (if any) that were filed have been resolved, are cured by the relief granted herein, or are hereby overruled and denied with prejudice.  Objections that have been withdrawn, if any, are hereby deemed withdrawn with prejudice.
                                    On and after the Effective Date, the Reorganized Debtors are hereby authorized and empowered to perform those responsibilities, duties, and obligations set forth herein and in the Plan, including, without limitation, making distributions as provided under the
         Plan, objecting to the allowance of any Claim, and prosecuting any litigation pertaining thereto, paying such Claims as may be later Allowed, as contemplated by the dispute resolution procedures contained in Section 6.10 of the Plan, and overseeing and governing the continuing affairs and operations of the Reorganized Debtors on a going-forward basis.

                                    All notices previously provided by the Debtors in connection with, or otherwise relating to, the Plan, the Disclosure Statement, the Executory Contracts to be assumed
         (and any proposed cure amount with respect thereto) or rejected, or any other Plan Document, are hereby approved in all respects.
                                    Modification of the Plan.  As provided in Plan Section 13.5, the Debtors may alter, amend, or modify the Plan after the Confirmation Date in the manner provided by
         Bankruptcy Code § 1127, subject to the prior consent of the Senior Secured Noteholders
         Representative and the Creditors Committee; provided, however, that notwithstanding anything in the Plan or herein to the contrary, no such modifications, revisions, or amendments shall alter
         (x) the distributions to be made under the Plan to the Holders of Allowed Claims in Classes 3A
         or 3B, respectively, or (y) the payments to be made under the Prepetition Vendor and Utility
         Company Settlement to the Electing Vendors and Utility Companies; and provided, further, however, that notwithstanding anything in the Plan or herein to the contrary, no modifications, revisions, or amendments shall be made to the New Warrants or the Warrant Holder and
         Stockholder Rights Agreement except in the manner set forth in Plan Section 6.35(b).  A Holder of a Claim that has voted to accept the Plan shall be deemed to have accepted the Plan, as altered, amended, or modified, if the proposed alteration, amendment, or modification does not materially and adversely change the treatment of the Claim of such Holder.
                                    The Plan Documents.  The forms of the Plan Documents (which include
         (i) the forms of the Amended and Restated By-Laws, the Amended and Restated Certificates of
         Incorporation, the Registration Rights Agreement, the New Secured Notes, and the New Secured
         Notes Guarantees that are set forth in Items # 1 through 3 and 5 of the Plan Supplement,

         respectively, (ii) the summary of the Management and Director Equity Plan and the form of the
         New Warrants that are attached to the Notice of Revised Documents, and (iii) the form of the
         Warrant Holder and Stockholder Rights Agreement that is attached as Exhibit H to the
         Disclosure Statement), are hereby approved.  As provided in Plan Section 6.31, without the need for further order or authorization of this or any other court, the Plan Documents (as set forth as
         Exhibits to the Disclosure Statement, in the Plan Supplement, or otherwise) may be amended, modified, or supplemented from time to time, in form and substance acceptable to the Debtors, the Creditors Committee, and the Senior Secured Noteholders Representative, subject to the limitations set forth in Plan Section 6.35(b) with respect to any amendments or modifications to the New Warrants or the Warrant Holder and Stockholder Rights Agreement.
                                    Execution and Delivery of Plan Documents.  As provided in Plan Section
         6.3(b), the execution and delivery by the Debtor(s) or the Reorganized Debtor(s) party thereto
         (as applicable) of all Plan Documents (including, without limitation, the Exit Credit Facility and the Exit Credit Facility Guarantees, any indenture or similar agreement relating to the issuance of the New Secured Notes, any document memorializing the Management and Director Equity
         Plan, the KERP, the New Secured Notes Guarantees, the New Warrants and any related confidentiality agreements, the Registration Rights Agreement, the Warrant Holder and
         Stockholder Rights Agreement, and/or any other agreement entered into, or instrument, security interest, guaranty, or note issued in connection with any of the foregoing, any other Plan
         Document, and any other document reasonably necessary or appropriate to effectuate the events contemplated herein, the Plan, and therein) is hereby authorized without the need for any further corporate action or court order.  All such Plan Documents shall become effective and binding upon the parties thereto simultaneously in accordance with their respective terms and conditions as of the Effective Date.
                                    Corporate Action.  As provided in Plan Section 6.4(b), on or before the
         Effective Date, all actions reasonably necessary and desirable to effectuate, implement, and adopt:  the Exit Credit Facility; the issuance of the New O'Sullivan Holdings Common Stock
         (including the Restricted Stock, to the extent such stock is issued pursuant to the Management and Director Equity Plan), the New Warrants, the Options, the New Secured Notes, and the New
         Secured Notes Guarantees; the Management and Director Equity Plan; the KERP; the
         Registration Rights Agreement and the Warrant Holder and Stockholder Rights Agreement; the
         reservation of authorized but unissued shares of New O'Sullivan Holdings Common Stock for issuance upon the exercise of (a) the options to be granted pursuant to the Management and
         Director Equity Plan and (b) the New Warrants; the adoption and/or filing (as applicable) of the
         Amended and Restated Certificates of Incorporation, the Amended and Restated By-Laws, or
         similar constituent documents; the selection of the directors, officers, and/or managers of the respective Reorganized Debtors; and all other actions or transactions contemplated by the Plan, the Plan Documents, or such other documents, and all actions reasonably necessary and desirable to effectuate any of the foregoing, shall be authorized and approved in all respects (subject to the provisions of the Plan) hereby without the need for any further corporate action or court order.
                                    As provided in Plan Section 6.4(b), all matters provided for in the Plan involving the corporate structure, assets, and/or operations of the Debtors, the Reorganized
         Debtors, and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan or the Plan Documents, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the respective security holders, members, officers, or directors of the Debtors or the Reorganized Debtors.  After the Confirmation Date
         and on or prior to the Effective Date, the appropriate members of the Boards of Directors and/or officers of the Debtors and the Reorganized Debtors are authorized and directed to issue, execute, and deliver the agreements, documents, securities, certificates, and instruments contemplated by the Plan and/or the Plan Documents in the name of and on behalf of the applicable Debtor(s) or Reorganized Debtor(s) (as applicable).
                                    Exit Credit Facility.  The Reorganized Debtors, either as a borrower or as a guarantor, Wachovia Bank, National Association, or such affiliates as it may designate, as agent (in such capacity, the "Agent") for itself and certain financial institutions (collectively, the
         "Senior Lenders"), and the Senior Lenders, are, on the Effective Date, authorized subject to the
         Plan to enter into the Exit Credit Facility, by and among the Reorganized Debtors, the Agent, and the Senior Lenders and the agreements, documents, and instruments to be executed and/or delivered in connection therewith or related thereto.
                                    Without limiting the generality of the foregoing, pursuant to Bankruptcy
         Code § 1142, subject to the Plan, and without further action by the Bankruptcy Court or by the shareholders or directors of the Reorganized Debtors, the Reorganized Debtors, acting by and through any one or more of their officers, shall be, and hereby are, authorized to (i) enter into the
         Exit Credit Facility, (ii) perform all of the obligations under the Exit Credit Facility, (iii) execute and deliver all documents, agreements, and instruments reasonably necessary, appropriate, or convenient to enter into and perform all obligations under the Exit Credit Facility, and to take all other actions and execute, deliver, record, and file all other such agreements, documents,

         instruments, mortgages, deeds of trust, financing statements, security agreements, releases, applications, registration statements, reports and any changes, additions and modifications thereto in connection with the consummation of the transactions contemplated by the Exit Credit
         Facility and the performance thereof, including, without limitation, the making of such filings or the recording of any security interests, as may be required by the final terms of the Exit Credit
         Facility, and (iv) grant to the Agent, for the benefit of itself and the Senior Lenders, valid, binding, enforceable, and perfected security interests and Liens upon all of the collateral specified in the final terms of the Exit Credit Facility.
                                    Nothing contained herein or in the Plan shall in any manner conflict with, modify, or otherwise affect any of the terms and conditions of that certain Commitment Letter, dated March 15, 2006, executed by and among the Debtors and Wachovia Bank, National
         Association, in connection with the Exit Credit Facility, provided that, (a) the agreements entered into between the Reorganized Debtors and the Senior Lenders in connection with the
         Exit Credit Facility (collectively, the "Exit Facility Agreements") shall provide that, as of the
         Effective Date, the proceeds of the Exit Credit Facility loans (i) shall be made available to the
         Reorganized Debtors pursuant to the terms and conditions of a revolving credit facility that shall be in a maximum aggregate amount of $50 million and (ii) may be used by the Reorganized
         Debtors in accordance with Section 6.13 of the Plan and (b) as between the Reorganized Debtors and the Senior Lenders, the terms and provisions of the Exit Facility Agreements shall in all events control.
                                    Administration of the Plan.  As provided in Plan Section 6.5(b), from and after the Effective Date, the Reorganized Debtors may retain such management, law firms,

         accounting firms, experts, advisors, agents, consultants, investigators, appraisers, auctioneers, or other professionals as they may deem reasonably necessary, including, without limitation, a transfer or disbursing agent, to aid them in the performance of their responsibilities pursuant to the terms of the Plan.  It shall not be a requirement that any such parties retained by any of the
         Reorganized Debtors be a "disinterested person" (as such term is defined in Bankruptcy Code
         § 101(14)), and such retained parties may include Professionals or other Persons who had previously been active in these Cases on behalf of any Debtor, Creditor, Interest Holder,
         Committee, or other constituency herein.
                                    As provided in Plan Section 6.5(d), to the extent the manner of performance is not specified herein or in the Plan, the Debtors and the Reorganized Debtors shall have the discretion to carry out and perform all other obligations or duties imposed on them by, or actions contemplated or authorized by, the Plan, any Plan Document, or by law in any manner their respective Boards of Directors or officers so choose, as long as such performance is not inconsistent with the intents and purposes of the Plan.
         Provisions Relating to Existing Notes and Existing
         Stock and Delivery of Distributions with respect to Allowed Claims

                                    As provided in Plan Section 6.6(a), on the Effective Date, the Senior
         Secured Notes; the Senior Subordinated Notes; the BancBoston Note; any and all notes issued in connection with the Senior Credit Facility, the DIP Facility, or any of the Guarantees; the
         O'Sullivan Holdings Common Stock; the O'Sullivan Holdings Preferred Stock; any other
         Interests in O'Sullivan Holdings; the Class A Common Stock Warrant Agreements; the Series B
         Preferred Stock Warrant Agreements; the Series A Preferred Stock Option Agreements; and any
         other options, warrants, calls, subscriptions, or other similar rights or other agreements or commitments, contractual or otherwise, obligating any of the Debtors to issue, transfer, or sell any shares of O'Sullivan Holdings Common Stock, O'Sullivan Holdings Preferred Stock, or
         other Interest in O'Sullivan Holdings (including, without limitation, as may be required pursuant to the Tandy Agreements, the Class A Common Stock Warrant Agreements, the Series B
         Preferred Stock Warrant Agreements, the Series A Preferred Stock Option Agreements, or
         otherwise) shall be, as against the Debtor Parties, automatically canceled and deemed terminated, extinguished, and of no further force and effect without further act or action under any applicable agreement, law, regulation, order, or rule, and the Holders thereof shall have no rights as against the Debtor Parties, and such instruments shall evidence no rights, as against the
         Debtor Parties, except the right to receive the distributions (if any) to be made to the Holders of such instruments under the Plan.
                                    Notwithstanding Section 6.6(b)(ii) of the Plan, after the Reorganized
         Debtors have made the required distributions of the shares of New O'Sullivan Holdings Common
         Stock, New Secured Notes, and New Warrants as provided for in Plan Sections 5.3 and 5.4 to the applicable Notes Indenture Trustees, the subsequent applicable Pro Rata distributions thereof to a Senior Secured Noteholder or a Senior Subordinated Noteholder may be made without such
         Holder's first having executed a counterpart of the Warrant Holder and Stockholder Rights
         Agreement and delivering same to each of the Notes Indenture Trustees and O'Sullivan Holdings or Reorganized O'Sullivan Holdings (as applicable).  Concurrent with such required distribution of such New O'Sullivan Holdings Common Stock, New Secured Notes, or New Warrants
         pursuant to the Plan for the benefit of a Senior Secured Noteholder or a Senior Subordinated
         Noteholder, such Holder shall automatically be deemed to be a party to the Warrant Holder and

         Stockholder Rights Agreement and be bound by its terms.  No Senior Subordinated Noteholder shall be permitted to exercise or transfer any New Warrant and no Senior Secured Noteholder shall be permitted to exercise any rights in respect of or to transfer any New O'Sullivan Holdings
         Common Stock, unless and until such Holder first has so executed and delivered a counterpart of the Warrant Holder and Stockholder Rights Agreement to each of the Notes Indenture Trustees and O'Sullivan Holdings or Reorganized O'Sullivan Holdings (as applicable).
                                    Effect of a Noteholders' Failure to Surrender Applicable Security.  As
         provided in Plan Section 6.7(b), in accordance with Bankruptcy Code § 1143, any Holder of any
         (i) Senior Secured Note, (ii) Senior Subordinated Note, or (iii) any note issued in connection with the Senior Credit Facility, the DIP Facility, or any of the Guarantees, that fails to surrender the applicable security or deliver an affidavit of loss and indemnity as provided herein and in the
         Plan by 5:00 p.m. (Eastern Standard Time) on the date that is two years from and after the later of the Effective Date or the applicable Allowance Date with respect to any Claims arising from or relating to such Senior Secured Note, Senior Subordinated Note, or note issued in connection with the Senior Credit Facility, the DIP Facility, or any of the Guarantees (if any), shall be deemed to have forfeited all rights and claims in respect of such Claims, and shall be forever barred from receiving any distributions under the Plan on account thereof.  In such cases, any property held for distribution by the Reorganized Debtors on account of Allowed Claims based on such Senior Secured Note, Senior Subordinated Note, or note issued in connection with the
         Senior Credit Facility, the DIP Facility, or any of the Guarantees (if any) shall be retained by the
         Reorganized Debtors.
         Disputed Claims.

                                    As provided in Plan Section 6.10(a), no distribution or payment shall be made on a Disputed Claim until such Disputed Claim becomes an Allowed Claim.  The provisions of the Plan governing distribution, reserves, and the procedures for resolving and treating Disputed Claims (including, but not limited to, as set forth in Plan Sections 6.10 and
         6.27(h)) are approved and found to be fair and reasonable.
                                    As provided in Plan Section 6.10(c), if so authorized by order of this
         Court, any Creditor whose Claim is  estimated by an order of this Court (in the manner set forth in Plan Section 6.10(c)) shall not have any recourse to the Debtors or to the Reorganized
         Debtors, any Assets theretofore distributed on account of any Allowed Claim, or any other entity or property if the finally Allowed Claim of that Creditor exceeds that estimated maximum allowable amount.  Instead, such Creditor shall have recourse only to the undistributed assets (if any) in the applicable Disputed Claims Reserve for the Claim of that Creditor and (on a Pro Rata basis with other Creditors of the same Class who are similarly situated) to those portions (if any)
         of the Disputed Claims Reserve for other Disputed Claims of the same Class that exceed the ultimately allowed amount of such Claims.
                                    As provided in Plan Section 6.10(f), (i) after the Confirmation Date, the
         Debtors, and (ii) after the Effective Date, the Reorganized Debtors, shall have the authority to object to and litigate any Disputed Claims, and shall have the authority to settle, compromise, resolve, or withdraw any objection to Disputed Claims without the need for any Bankruptcy
         Court or other approval or any other or further notice.
                                    Indenture Trustees as Claims Holders.  As provided in Plan Section 13.14, in the event that the applicable indenture trustee timely files a Proof of Claim in respect of the

         Senior Secured Notes Claims, the Senior Subordinated Notes Claims, or Claims arising under or related to the Industrial Revenue Bonds (as applicable), any Proof of Claim filed by a registered or beneficial Holder of a Senior Secured Notes Claim, a Senior Subordinated Notes Claim, or a
         Claim arising under or related to the Industrial Revenue Bonds (as applicable) that is limited exclusively to the repayment of principal, interest and/or other applicable fees in respect of such notes and/or bonds (as applicable), shall be disallowed as duplicative of a Proof of Claim filed by the applicable Indenture Trustee, without any further action or order of this Court, the
         Debtors, or the Reorganized Debtors.
                                    Special Provisions Regarding the Treatment of Allowed Secondary
         Liability Claims.  On the Effective Date, Allowed Secondary Liability Claims will be treated as follows:
                           (a)      The Allowed Secondary Liability Claims arising from or related to any
         Debtor's joint or several liability for the obligations under any (a) Allowed Claim that is being
         Reinstated under the Plan or (b) Executory Contract that is being assumed or deemed assumed by another Debtor or Reorganized Debtor or under any Executory Contract that is being assumed by and assigned to another Debtor or Reorganized Debtor or any other entity will be Reinstated.
                           (b)      Holders of all other Allowed Secondary Liability Claims will be entitled to only one distribution from the Debtors, which distribution will be as provided in the Plan in respect of such underlying Allowed Claim, and which Allowed Claim will be deemed satisfied in full by the distributions on account of the related underlying Allowed Claim.  No multiple recovery on account of any Allowed Secondary Liability Claim (including, but not limited to, on account of any Claim based on any of the Guarantees or any guaranty related to an Executory
         Contract) will be provided or permitted.
         Implementation of the Plan
                                    Implementation of the Plan, the Plan Documents, and the Transactions.
         As provided in Plan Section 13.18 or otherwise, the Debtors and/or the Reorganized Debtors
         (and their respective directors and officers), the DIP Agent, the New Agent, the Senior Secured
         Notes Indenture Trustee, the Senior Subordinated Notes Indenture Trustee, the Industrial
         Revenue Bonds Indenture Trustee, the Creditors Committee, the Senior Secured Noteholders
         Representative, and the Exit Credit Facility Lenders, be, and they hereby are, authorized and empowered to (a) take all steps, and execute all documents, including appropriate releases and certificates, reasonably necessary or appropriate to effectuate the provisions contained in the
         Plan and to implement, effectuate, and consummate, inter alia, (i) the Plan and the Transactions and (ii) the Exit Credit Facility and the other Plan Documents, whether or not any such document is specifically referred to in the Plan or the Exit Credit Facility or any exhibits thereto, in each instance without further application to or order of this Court.
                                    Ownership of the Reorganized Subsidiaries.  As provided in Plan Section
         6.2, the ownership of the capital stock of the Reorganized Subsidiaries following the Effective
         Date shall be unaffected by the Plan, as each Debtor that owned or held the Old Stock of a
         Debtor Subsidiary or other domestic or foreign subsidiary (including, without limitation,
         O'Sullivan Industries UK Ltd., Furniture Zone Australasia Pty. Ltd., ACN 090 567 052 Pty. Ltd.,
         and O'Sullivan Furniture Asia Pacific Pty. Ltd, to the extent that any of such non-Debtor subsidiaries has not been dissolved under applicable law prior to the Effective Date) as of the
         Effective Date shall, as a Reorganized Debtor on the Effective Date, own or hold such capital stock and/or equity interest (as applicable) in the corresponding Reorganized Subsidiary or other domestic or foreign subsidiary as of the Effective Date, such that upon the Effective Date, the capital stock of the respective Reorganized Subsidiaries shall be owned or held as follows:
         Reorganized O'Sullivan Holdings shall own all of the capital stock of Reorganized O'Sullivan
         Industries, and Reorganized O'Sullivan Industries, in turn, shall own all of the capital stock of
         Reorganized O'Sullivan Virginia and Reorganized OFFO.  In addition (other than with respect to any stock interests sold or otherwise transferred by any of the Debtors on or prior to the
         Effective Date), on the Effective Date, each Reorganized Debtor shall own and retain the equity interests in any non-Debtor foreign or other subsidiaries (including O'Sullivan Industries UK
         Ltd., Furniture Zone Australasia Pty. Ltd., ACN 090 567 052 Pty. Ltd., and O'Sullivan Furniture
         Asia Pacific Pty. Ltd, to the extent that any of such non-Debtor subsidiaries has not been dissolved under applicable law prior to the Effective Date) to the same extent that the applicable
         Debtor owned an equity interest in such non-Debtor foreign or other subsidiary prior to the
         Effective Date.
                                    Management and Director Equity Plan.  As provided in Plan Section
         6.15(i), Reorganized O'Sullivan Holdings is hereby authorized to adopt the Management and
         Director Equity Plan on or after the Effective Date.  As provided in Plan Section 6.15(iii), the entry of this Order constitutes the deemed approval of the adoption of the Management and
         Director Equity Plan by the Reorganized Debtors without the need for any other or further order of this Court or any other or further corporate action or approval by any of the Debtors or the
         Reorganized Debtors.
                                    The KERP.  As provided in Plan Section 6.16, the Reorganized Debtors are hereby authorized to adopt the KERP.  The entry of this Order constitutes the deemed approval of the KERP by the Debtors and the Reorganized Debtors without the need for any other or further order of this Court or any other or further corporate action.
                                    De Minimis Distributions.  As provided in Plan Section 6.21, any Holder of an Allowed Claim on account of which the amount of Cash to be distributed is less than $1 will have its Claim for such distribution discharged and will be forever barred from asserting any such claim against the Reorganized Debtors or their respective property.

                                    Direction to Parties.  As provided in Plan Section 6.24, from and after the
         Effective Date, the Reorganized Debtors may apply to this Court for an order directing any necessary party to execute or deliver or to join in the execution or delivery of any instrument required to effect a transfer of property dealt with by the Plan, and to perform any other act, including the satisfaction of any Lien, that is necessary for the consummation of the Plan, pursuant to Bankruptcy Code § 1142(b).
                                    Preservation of All Causes of Action other than Avoidance Claims.  As provided in Plan Section 6.26(b), except as otherwise set forth in the Plan (including, without limitation, Article IX and Section 6.26(a) thereof), in accordance with Bankruptcy Code §
         1123(b), as of the Effective Date, the Reorganized Debtors shall retain all Causes of Action other than with respect to any Avoidance Claims, and shall have the power, subject to any applicable releases and/or waivers contained in the Plan, (i) to institute and present in the name of the
         Debtors, or otherwise, all proceedings that they may deem proper in order to collect, assert, or enforce any claim, right, or title of any kind in or to any of the Debtors' Assets or to avoid any purported Lien, and (ii) to defend and compromise any and all actions, suits, or proceedings in respect of such Assets.
                                    Bankruptcy Code § 1145 and Other Exemptions.  As provided in Plan
         Section 13.11, pursuant to Bankruptcy Code § 1145(a)(1), the issuance of the New O'Sullivan
         Holdings Common Stock, the New Secured Notes, the New Warrants, and the shares of New
         O'Sullivan Holdings Common Stock issued upon the exercise of the New Warrants, to the extent any of the foregoing constitute "securities" under applicable law, shall be exempt from the registration requirements of the Securities Act, and any state or local laws requiring registration for the offer or sale of securities.  All such securities, when issued or sold, shall be freely transferable by the recipients thereof, subject to:  (i) the provisions of Bankruptcy Code §
         1145(b) relating to "underwriters," as defined therein, (ii) any restrictions contained in the terms of the securities themselves; or (iii) any restrictions on the securities that have been agreed to by the Holder of the securities with respect thereto.  Any securities to be issued under the Plan shall be issued without further act or action under applicable law, regulation, order, or rule.  To the maximum extent permitted by law, pursuant to Section 4(2) of the Securities Act, Regulation D of the Securities Act, Rule 701 promulgated under the Securities Act, or otherwise, the issuance of the Restricted Stock and Options under the Management and Director Equity Plan or any common stock of Reorganized O'Sullivan Holdings in the future in connection with the exercise of any of (a) the Options to be granted pursuant to the Management and Director Equity Plan or
         (b) the New Warrants shall be exempt from the registration requirements of the Securities Act, and any state or local laws requiring registration for the sale of securities.
                                    Bankruptcy Code § 1146(c) Exemption.  As provided in Plan Section
         13.12, pursuant to Bankruptcy Code § 1146(c), the issuance, transfer, or exchange of any security under the Plan; the making or delivery of any instrument of transfer pursuant to, in implementation of, or as contemplated by the Plan; and the revesting, transfer, assignment, or sale of any real or personal property of any of the Debtors pursuant to, in implementation of, or as contemplated by the Plan shall not be taxed under any state or local law imposing a stamp tax, transfer tax, or similar tax or fee.
         The Prepetition Vendor and Utility Company Settlement

                                    The provisions of the Plan relating to the Prepetition Vendor and Utility
         Company Settlement are hereby approved.  Without limiting the generality of the foregoing, as provided in Plan Section 6.27(g), the entry of this Order by this Court constitutes approval of the
         Prepetition Vendor and Utility Company Settlement pursuant to Bankruptcy Code §§ 105(a) and
         1123(b)(6), Bankruptcy Rule 9019, and/or otherwise, subject to the occurrence of the Effective
         Date.
                                    As provided in Plan Section 6.27(b), except as otherwise provided herein or in the Plan, as of the Effective Date, but subject to the payment to it of the applicable
         Prepetition Vendor and Utility Company Settlement Payment, each Electing Vendor or Utility
         Company, in consideration of the Prepetition Vendor and Utility Company Settlement Payment made to it pursuant to the Prepetition Vendor and Utility Company Settlement as described in Plan
         Section 6.27(a), and the other consideration provided for in the Plan, and in consideration of the efforts of the Released Parties to facilitate the expeditious reorganization of the Debtors and the implementation of the restructuring contemplated by the Plan, shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged the
         Released Parties from any and all claims, obligations, rights, Causes of Action, or liabilities
         (including, but not limited to, any claims or Causes of Action arising out of, or relating to, any alleged fiduciary or other duty; any alleged violation of any federal or state securities law or any other law relating to creditors' rights generally; any of the Released Parties' ownership of any securities of any of the Debtors; or any derivative claims or Causes of Action asserted on behalf of a Debtor), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereafter arising, in law,

         equity or otherwise, that such Electing Vendor or Utility Company ever had, now has, or may have that are based in whole or in part on any act, omission, transaction, or occurrence from the beginning of time through and including the Effective Date and in any way relating to the
         Debtors, these Cases, or the Plan; the Disclosure Statement; the Plan Documents; the
         formulation, negotiation, preparation, dissemination, implementation, and/or administration of the Plan, the Disclosure Statement, and the Plan Documents; the confirmation and consummation of the Plan; the subject matter of, or the transactions or events giving rise to, any claim or Cause of Action of such Electing Vendor or Utility Company, and any and all claims or
         Causes of Action based upon or arising out of such actions or omissions shall be forever and completely waived and released by the Electing Vendors or Utility Companies; provided, however, Plan Section 6.27(b) shall not release, and each Electing Vendor and Utility Company does not waive the right to enforce, the Debtors' or the Reorganized Debtors' duties, obligations, covenants, and agreements under (a) the Plan, (b) the Prepetition Vendor and Utility Company
         Settlement described in Plan Section 6.27(a), (c) the Assumed Contracts, or (d) the Plan
         Documents to be delivered under the Plan, as applicable; provided further, however, that the release set forth in Plan Section 6.27(b) is in addition to (y) the discharge of Claims and related injunction provided in Plan Sections 9.2 and 9.3 and under this Order and the Bankruptcy Code and (z) the release of Claims, injunctions, exculpation, and related provisions set forth in Article
         IX of the Plan; and provided further, however, that nothing in Plan Section 6.27 shall be deemed to assert or imply any admission of liability on the part of any of the Released Parties.
                                    As provided in Plan Section 6.27(c), except as otherwise provided in the
         Plan, subject to the occurrence of the Effective Date and the payment to it of the applicable

         Prepetition Vendor and Utility Company Settlement Payment, each Electing Vendor or Utility
         Company shall be forever precluded from asserting any of the claims or Causes of Action released pursuant to Plan Section 6.27(b) against any of the Released Parties or any of the
         Released Parties' respective assets; and to the extent that any Electing Vendor or Utility
         Company receives monetary damages from any Released Party on account of any claim or
         Cause of Action released pursuant to Plan Section 6.27(b) (other than the Cash to be distributed on account of such party's Allowed Class 3A Claim, pursuant to Plan Section 5.3, or the Cash distributed on account of the Prepetition Vendor and Utility Company Settlement Payment), such
         Electing Vendor or Utility Company hereby assigns all of its right, title, and interest in and to such recovery to the Released Parties against whom such money is recovered.
         Executory Contracts and Leases

                                    Assumption or Rejection of Executory Contracts.  As provided in Plan
         Section 7.1, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all
         Executory Contracts will be deemed rejected by the applicable Debtors in accordance with the provisions and requirements of Bankruptcy Code §§ 365 and 1123, except those Executory
         Contracts that (i) have already been assumed by order of this Court, (ii) are the subject of a duly noticed motion to assume pending on the Confirmation Date, (iii) are identified as "to be assumed" on the list of Executory Contracts to be assumed that is attached as Exhibit D to the
         Disclosure Statement (and as such list may be revised, with notice, and included in the Plan
         Supplement), or (iv) are otherwise expressly assumed under and pursuant to the terms of the
         Plan (including under Article VII).  Assumption of the Executory Contracts at issue in clauses
         (iii) and (iv) in the immediately preceding sentence shall be effective as of the Confirmation

         Date, subject to the occurrence of the Effective Date.  The entry of this Order constitutes approval of such rejections and assumptions (as applicable) pursuant to Bankruptcy Code
         §§ 365(a) and 1123, subject to the occurrence of the Effective Date.  Each Executory Contract assumed pursuant to the Plan Article VII (i.e., those Executory Contracts at issue in clauses (iii)
         and (iv) of the first sentence of Plan Section 7.1) or otherwise shall revest in and be fully enforceable by the respective Reorganized Debtor in accordance with its terms, except as may be modified by (i) the provisions of the Plan, (ii) any order of this Court approving and authorizing its assumption, or (iii) applicable federal law.  The Debtors shall retain the right at all times prior to the Effective Date to (a) assume any additional or other Executory Contract(s) not identified on the list thereof attached as Exhibit D to the Disclosure Statement (or as such list may be revised and included in the Plan Supplement) as "to be assumed" (including, without limitation, any Executory Contrary identified on Exhibit E to the Disclosure Statement as "to be rejected"), or (b) reject any additional or other Executory Contract(s) not identified on the list thereof attached as Exhibit E to the Disclosure Statement (or as such list may be revised and included in the Plan Supplement) as "to be rejected" (including, without limitation, any Executory Contrary identified on Exhibit D to the Disclosure Statement as "to be assumed"), in each case upon providing notice to the non-Debtor party thereto.  The Debtors shall have the right to determine at any time on or prior to the Effective Date to either assume or reject any Executory Contracts or to include additional Executory Contracts to be either (a) assumed or assumed and assigned under the Plan or (b) rejected under the Plan, in each case upon providing notice to the non-
         Debtor party thereto.

                                    Rejection Claims.  As provided in Plan Section 7.4(a), each Person who is a party to an Executory Contract rejected under and pursuant to Article VII of the Plan shall be entitled to file, not later than 30 days after the entry of this Order (the "Plan Rejection Bar
         Date"), a Proof of Claim against the applicable Debtor for alleged Rejection Claims, or with respect to any Executory Contract (if any) that is specifically rejected upon a separate motion or other pleading by the Debtors following the date of this Order but prior to the Effective Date, not later than 30 days after the entry of the order approving such rejection.  If no such Proof of
         Claim for a Rejection Claim is timely filed against the applicable Debtor, any such Claim shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, or their respective Estates or Assets.
                                    As provided in Plan Section 7.4(b), notwithstanding anything to the contrary herein or in the Plan, the Plan Rejection Bar Date shall apply only to Rejection Claims with respect to those Executory Contracts that are to be rejected under and pursuant to the Plan.
         Any Holder of a Rejection Claim for an Executory Contract that is not to be rejected pursuant to the Plan, but whose Rejection Claim instead arises under an Executory Contract that either has already been rejected by an order of this Court or is the subject of a separate motion to reject pending on the Confirmation Date, must file a Proof of Claim for such Rejection Claim by the date provided in any order relating to such Rejection Claim.
                                    Insurance Policies.  As provided in Plan Section 7.7, all insurance policies of the Debtors providing coverage to the Debtors and/or the Debtors' directors, officers, stockholders, agents, employees, representatives, and others for conduct in connection in any way with the Debtors, their Assets, liabilities, and/or operations, to the extent such policies are

         Executory Contracts, shall be deemed assumed by the applicable Debtors as of the Confirmation
         Date, subject to the occurrence of the Effective Date.  Entry of this Order constitutes approval of such assumptions pursuant to Bankruptcy Code §§ 365 and 1123 or otherwise, subject to the occurrence of the Effective Date.  Each insurance policy assumed pursuant to Article VII of the
         Plan shall revest in, and be fully enforceable by, the respective Reorganized Debtor in accordance with its terms, except as may be modified by (i) the provisions of the Plan, (ii) any order of this Court approving and authorizing its assumption, or (iii) applicable federal law.
         Whether such insurance policies are Executory Contracts or not, if they have not done so already, on or prior to the Effective Date, the applicable Debtors shall cure any defaults (if any)
         under such insurance policies.  The failure to list any insurance policy on the schedule to the
         Disclosure Statement of all known Executory Contracts referenced in Plan Section 7.1 will not impair the Debtors' ability to assume and/or to assume and assign such policy, and instead, any and all such policies will still be assumed and/or assigned in accordance with Plan Section 7.7.
                                    Compensation and Benefits Programs.  As provided in Plan Section 7.8, except as otherwise expressly provided under the Plan, or any exhibit hereto, unless otherwise rejected or lawfully terminated by the Debtors, all Compensation and Benefits Programs
         either shall be (i) treated as Executory Contracts under the Plan and on the Effective Date will be assumed pursuant to the provisions of Bankruptcy Code §§ 365 and 1123 or (ii) otherwise deemed assumed on the Effective Date.  The failure to list any Compensation and Benefits
         Programs on the schedule to the Disclosure Statement of all known Executory Contracts referenced in Plan Section 7.1 will not impair the Debtors' ability to assume and/or assign such program, and instead, any and all such programs will be still be assumed and/or assigned in accordance with Plan Section 7.8; and provided, further, however, that notwithstanding the foregoing, the Debtors' deferred compensation plan shall be rejected pursuant to the Plan, subject to the occurrence of the Effective Date.
                                    The Tandy Agreements.  As provided in Plan Section 7.11,
         notwithstanding anything to the contrary contained herein or in the Plan, the Tandy Agreements shall not be considered and shall not constitute Executory Contracts for any purposes in these
         Cases, including any purposes under the Plan or this Order, and entry of this Order shall constitute a conclusive and binding determination and finding by this Court that the Tandy
         Agreements do not constitute Executory Contracts within the purview of the Plan, this Order, or
         Bankruptcy Code § 365.
                                    Obligations to Indemnify Directors, Officers, and Employees, etc.  As
         provided in Plan Section 7.9, notwithstanding anything to the contrary in the Plan, the obligations of each Debtor to indemnify any person who served as one of its directors, officers, employees, agents, representatives, management, or otherwise on or after the Petition Date, by reason of such person's service to such Debtor in such a capacity or as a director, officer, employee, agent, representative, manager, or otherwise of any other corporation, partnership, or other legal entity, to the extent provided in the applicable certificates of incorporation, by-laws or similar constituent documents, by statutory law or by written agreement, policies, or procedures of or with such Debtor, will be deemed and treated as executory contracts that are assumed by the applicable Debtor or Reorganized Debtor pursuant to the Plan and Bankruptcy
         Code § 365 or otherwise as of the Effective Date.  Accordingly, such indemnification obligations will not be discharged but will instead survive and be unaffected by entry of this Order.  Without in any way limiting the generality of the foregoing, the Reorganized Debtors shall maintain for a period of not less than six years from the Effective Date coverage for such individuals covered by such policies at levels and on terms no less favorable to such individuals than the terms and levels provided for under the policies assumed pursuant to the Plan.
         Discharge, Release, Injunction, and Exculpation Provisions

                                    Property Retained Free and Clear of Liens Except as Contemplated by the
         Plan or this Order.  As provided in Plan Section 9.1, after the Effective Date, but retroactive to the Confirmation Date, all property retained by the Reorganized Debtors pursuant to the Plan and hereto shall be free and clear of all Claims, debts, Liens, security interests, obligations, encumbrances, and interests of Creditors and Interest Holders of the Debtors and all other
         Persons, except as contemplated by or provided in the Plan or this Order and except for the obligation to perform according to the Plan and this Order, and except for the respective claims, debts, Liens, security interests, encumbrances, and interests (a) of those Holders of Allowed
         Class 2B Claims whose Secured Claims the applicable Debtor elects to Reinstate pursuant to
         Plan Section 4.4 (as opposed to the applicable Debtor electing to (i) pay the amount of such
         Allowed Class 2B Claim in full, (ii) return the underlying collateral to such Class 2B Creditor, or
         (iii) otherwise satisfy such Allowed Class 2B Claim in a manner provided for under Plan Section
         4.4) or (b) arising in connection with the Exit Credit Facility, the Exit Credit Facility Guarantees,
         the New Secured Notes, or the New Secured Notes Guarantees.
                                    Without limiting the generality of the foregoing, except as otherwise provided in the Plan or this Order, or in any contract, instrument, or other agreement or document entered into in connection with the Plan or the Plan Documents, including the Exit

         Credit Facility and the New Secured Notes, all Liens, security interests, mortgages, deeds of trust, or other security instruments against all personal and real property and fixtures and interests in real property and fixtures of the Reorganized Debtors are and shall be fully released and discharged as of the Effective Date.
                                    Discharge and Injunction.  As provided in Plan Section 9.2, except as may otherwise be provided herein or in the Plan, upon the occurrence of the Effective Date, the rights afforded and the payments and distributions to be made under the Plan shall be in complete exchange for, and in full and unconditional settlement, satisfaction, discharge, and release of, any and all existing debts, Claims, and Interests of any kind, nature, or description whatsoever against the Debtors or any of the Debtors' Assets or other property, and shall effect a full and complete release, discharge, and termination of all Liens, security interests, or other Claims, interests, or encumbrances upon all of the Debtors' Assets and property.
                                    As provided in Plan Section 9.2, no Creditor or Interest Holder of the
         Debtors nor any other Person may receive any payment from the Debtors, the Estates, the
         Reorganized Debtors, or the Assets, or seek recourse against, the Debtors, the Estates, the
         Reorganized Debtors, or any of the Assets that are to be distributed under the terms of the Plan, except for those distributions expressly provided for under the Plan.  All Persons are precluded from asserting, against any property that is to be distributed under the terms of the Plan, any claims, obligations, rights, Causes of Action, liabilities, or equity interests based upon any act, omission, transaction, or other activity of any kind or nature that occurred prior to the
         Confirmation Date, other than as expressly provided for in the Plan or this Order, whether or not (a) a Proof of Claim based upon such debt is filed or deemed filed under Bankruptcy Code §

         501; (b) a Claim based upon such debt is allowed under Bankruptcy Code § 502; or (c) the
         Holder of a Claim based upon such debt has accepted the Plan.
                                    As provided in Plan Section 9.2, except as otherwise provided in the Plan or this Order, all Holders of Claims and Interests arising prior to the Effective Date shall be permanently barred and enjoined from asserting against the Debtors, the Estates, the
         Reorganized Debtors, their successors, or the Assets, any of the following actions on account of such Claim or Interest: (a) commencing or continuing in any manner any action or other proceeding on account of such Claim or Interest against property to be distributed under the terms of the Plan, other than to enforce any right to distribution with respect to such property under the Plan; (b) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against any of the property to be distributed under the terms of the Plan, other than as permitted under subclause (a) above; (c) creating, perfecting, or enforcing any
         Lien or encumbrance against any property to be distributed under the terms of the Plan; (d)
         asserting any right of setoff, subrogation, or recoupment of any kind, directly or indirectly, against any obligation due the Debtors or the Reorganized Debtors, the Assets or any other property of the Debtors or the Reorganized Debtors, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons; and (e) acting or proceeding in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of the Plan.
                                    No Waiver of Discharge.  As provided in Plan Section 9.3, except as otherwise specifically provided herein or in the Plan, nothing in the Plan shall be deemed to waive, limit, or restrict in any way the discharge granted to the Debtors upon Confirmation of the Plan by Bankruptcy Code § 1141.
                                    Post-Consummation Effect of Evidences of Claims or Interests.  As
         provided in Plan Section 9.4, except as otherwise expressly set forth in the Plan (including, without limitation, Sections 4.6 and 6.2), any and all notes, stock certificates, and/or other evidences of Claims against, or Interests in, any of the Debtors shall, effective upon the Effective
         Date, represent only the right to participate in the distributions contemplated by the Plan, if any, and shall, with respect to the Debtor Parties, otherwise be cancelled and of no force and effect as of the Effective Date.
                                    Term of Injunctions or Stays.  As provided in Plan Section 9.5, unless otherwise provided, all injunctions or stays provided for in these Cases pursuant to Bankruptcy
         Code § 105, § 362, or otherwise, and in effect on the Confirmation Date, shall remain in full force and effect until the Effective Date.
                                    Releases by Holders of Claims Who Vote in Favor of the Plan.  As
         provided in Plan Section 9.6(a), except as otherwise provided herein or in the Plan, as of the
         Confirmation Date, but subject to the occurrence of the Effective Date, each Non-Debtor
         Releasing Party, in exchange for voting in favor of the Plan and in consideration of the obligations of the Debtors and the Reorganized Debtors under the Plan and the Cash, New
         O'Sullivan Holdings Common Stock, New Secured Notes, New Warrants, and other contracts, instruments, releases, agreements, and documents to be executed and delivered in connection with the Plan, and in consideration of the efforts of the Released Parties to facilitate the expeditious reorganization of the Debtors and the implementation of the restructuring contemplated by the Plan and of the agreement of Bruckmann, Rosser, Sherrill & Co. II, L.P. to waive its Rejection Claim, shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged the Released Parties from any and all claims, obligations, rights, Causes of Action, or liabilities (including, but not limited to, any claims arising out of, or relating to, any alleged fiduciary or other duty; any alleged violation of any federal or state securities law or any other law relating to creditors' rights generally; any of the
         Released Parties' ownership of any securities of any of the Debtors; or any derivative claims asserted on behalf of a Debtor), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Non-Debtor Releasing Party ever had, now has, or may have that are based in whole or in part on any act, omission, transaction, or occurrence from the beginning of time through and including the Effective Date and in any way relating to the
         Debtors, these Cases, or the Plan; the Disclosure Statement; the Plan Documents; the
         formulation, negotiation, preparation, dissemination, implementation, and/or administration of the Plan, the Disclosure Statement, and the Plan Documents; the confirmation and consummation of the Plan; the subject matter of, or the transactions or events giving rise to, any
         Claim or Interest of such Non-Debtor Releasing Party, and any and all claims based upon or arising out of such actions or omissions shall be forever and completely waived and released by the Non-Debtor Releasing Parties; provided, however, Plan Section 9.6(a) shall not release, and the Non-Debtor Releasing Parties do not waive the right to enforce, the Debtors' or the
         Reorganized Debtors' duties, obligations, covenants, and agreements under (a) the Plan, (b) any settlement agreement (including the Prepetition Vendor and Utility Company Settlement)

         approved by this Court in these Cases, (c) the Assumed Contracts, or (d) the Plan Documents to
         be delivered under the Plan; provided further, however, that the release set forth in Plan Section
         9.6(a) is in addition to the discharge of Claims and termination of Interests provided in the Plan and under this Order and the Bankruptcy Code; and provided further, however, that nothing in
         Plan Section 9.6(a) shall be deemed to assert or imply any admission of liability on the part of any of the Released Parties.
                                    As provided in Plan Section 9.6(b), all Non-Debtor Releasing Parties
         shall be forever precluded from asserting any of the claims released pursuant to Plan Section 9.6 against any of the Released Parties or any of the Released Parties' respective assets; and to the extent that any Non-Debtor Releasing Party receives monetary damages from any Released
         Party on account of any claim released pursuant to Plan Section 9.6, such Non-Debtor
         Releasing Party hereby assigns all of its right, title, and interest in and to such recovery to the
         Released Parties against whom such money is recovered.
                                    Release by the Debtors.  As provided in Plan Section 9.7, on the Effective
         Date, pursuant to Bankruptcy Code § 1123(b), Bankruptcy Rule 9019, or otherwise, and except as otherwise specifically provided in the Plan or in the Plan Documents, the Debtor Parties, in
         consideration of the obligations of the Debtors and the Reorganized Debtors under the Plan and the Cash, New O'Sullivan Holdings Common Stock, New Secured Notes, New Warrants, and
         other contracts, instruments, releases, agreements, and documents to be executed and delivered in connection with the Plan, and in consideration of the efforts of the Released Parties to facilitate the expeditious reorganization of the Debtors and the implementation of the restructuring contemplated by the Plan and of the agreement of Bruckmann, Rosser, Sherrill &

         Co. II, L.P. to waive its Rejection Claim, shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged the Released Parties from any and all claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or hereafter arising, in law, equity, or otherwise, that such Debtor Party ever had, now has, or may have that are based in whole or in part on any act, omission, transaction, or occurrence taking place on or prior to the Effective
         Date and in any way relating to the Debtors, these Cases, or the Plan; the Disclosure Statement;
         the Plan Documents; the formulation, negotiation, preparation, dissemination, implementation, and/or administration of the Plan, the Disclosure Statement, and the Plan Documents; the
         confirmation and consummation of the Plan; the subject matter of, or the transactions or events giving rise to, any Claim or Interest of such Debtor Party.
                                    Injunction Related to Releases.  As provided in Plan Section 9.8, this
         Order shall permanently enjoin the commencement or prosecution by any Person, whether directly, derivatively, or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, or liabilities released pursuant to the Plan (including the releases set forth in Article IX and Section 6.27(b) thereof).
                                    Exculpation.  As provided in Plan Section 9.9, no Released Party shall have or incur, and each Released Party hereby is exculpated from, any liability to any Person for any act taken or not taken or any omission in connection with, arising from or relating to these
         Cases (and the commencement thereof); the Disclosure Statement, the Plan, or the formulation, negotiation, preparation, dissemination, implementation, or administration of any of the foregoing documents; the solicitation of votes in connection with confirmation of the Plan; the
         Exit Credit Facility; the Plan Documents; the confirmation and/or consummation of the Plan;
         any contract, instrument, release, or other agreement or document created or entered into in connection with the Plan; any other act taken or omitted to be taken in connection with, or in contemplation of, any of the restructuring or other Transactions contemplated by the Plan; and
         the property to be distributed or otherwise transferred under the Plan; provided, however, that the provisions of Plan Section 9.9 shall not exculpate or release any Released Party from any action or omission to the extent that such action or omission is determined in a Final Order to have constituted willful misconduct or gross negligence; provided further, however, that nothing in Plan Section 9.9 shall exculpate or release any Released Party from its obligations arising under confidentiality agreements and common interest agreements.  Each Released Party shall be entitled reasonably to rely upon the advice of counsel with respect to its duties and responsibilities under the Plan, and shall be fully protected in acting or refraining from acting in accordance with such advice.
         Retention of Bankruptcy Court Jurisdiction

                                    Claims and Actions.  As provided in Plan Section 12.1, following the
         Effective Date, this Court shall retain such jurisdiction over these Cases as is legally permissible, including, without limitation, such jurisdiction as is necessary to ensure that the intents and purposes of the Plan are carried out.  This Court shall also expressly retain jurisdiction:  (a) to hear and determine all Claims against any of the Debtors; and (b) to enforce all Causes of Action that may exist on behalf of any of the Debtors that are not otherwise waived or released under the Plan.

                                    Retention of Additional Jurisdiction.  As provided in Plan Section 12.2, following the Effective Date, this Court shall also retain jurisdiction for the purpose of classification of Claims and Interests, the re-examination of Claims that have been allowed, and the dispositions of such objections as may be filed to any Claims, including Bankruptcy Code §
         502(c) proceedings for estimation of Claims.  This Court shall further retain jurisdiction for the additional purposes as set forth in Plan Section 12.2.
                                    Failure of this Court to Exercise Jurisdiction.  As provided in Plan Section
         12.3, if this Court abstains from exercising or declines to exercise jurisdiction, or is otherwise without jurisdiction over any matter arising out of these Cases, including the matters set forth in
         Article XII of the Plan, such Article XII shall not prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.
                                    Successors and Assigns.  As provided in Plan Section 13.3, the rights, benefits, and obligations of any Person named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the heirs, executors, administrators, successors, or assigns of such Person.
                                    Professionals Fees.  As provided in Plan Section 13.7, no Professional
         Fees shall be paid with respect to any Claim or Interest except as specified herein or as allowed by an order of this Court.  All final applications for Professional Fees for services rendered in connection with these Cases prior to and including the Effective Date shall be filed with this
         Court not later than ninety (90) days after the Effective Date.  Without limiting the foregoing, each Reorganized Debtor will pay the amount it incurs after the Effective Date with respect to the reasonable fees, disbursements, expenses, or related support services of any Professional, as applicable (including the reasonable fees and expenses a Professional may incur following the
         Effective Date relating to its preparation and prosecution of an application for payment of
         Professional Fees), without application to, or order of, this Court.
                                    Payments to Senior Secured Noteholders' Advisors.  As provided in Plan
         Section 13.8, on and after the Effective Date, the Reorganized Debtors shall be obligated to make any Periodic Payments (as defined in the Adequate Protection Stipulation) in respect of fees and expenses that accrued on or before the Effective Date, which Periodic Payments remain unpaid as of the Effective Date, in the same manner and time frame required to be made by the
         Debtors pursuant to paragraph 2(c) of the Adequate Protection Stipulation.  After the Effective
         Date, the Reorganized Debtors shall be obligated to pay the reasonable fees, disbursements, expenses, and related support services of the legal advisors to the Ad Hoc Senior Secured
         Noteholders Committee (as defined in the Adequate Protection Stipulation) relating to the
         Transactions, without application to, or order of, this Court.  In addition to the foregoing, as of the Confirmation Date, but subject to the occurrence of the Effective Date, the Debtors shall assume the Rothschild Engagement Letter pursuant to Plan Section 7.1 and, on the Effective
         Date, shall pay to Rothschild Inc. the "Completion Fee" (as defined in the Rothschild
         Engagement Letter) to which Rothschild Inc. will be entitled upon the occurrence of the
         Effective Date pursuant to the Rothschild Engagement Letter.
                                    Creditors Committee Rights Under Adequate Protection Stipulation.  As
         provided in Plan Section 13.26, on the Effective Date, the Creditors Committee shall file a notice of dismissal with this Court pursuant to Rule 41(a)(1) of the Federal Rules of Civil Procedure, as
         made applicable to these Cases pursuant to Bankruptcy Rule 7041, dismissing the Creditors

         Committee Complaint, with prejudice, and, thereupon, the Creditors Committee's or any other party-in-interest's right to commence an Adversary Proceeding (as defined in the Adequate
         Protection Stipulation) shall be extinguished; provided, however, that if this Order is vacated, the
         Creditors Committee Complaint shall be deemed reinstated without the need for any action to be taken by the Creditors Committee or any other party.  If this Order is vacated, the right of the
         Creditors Committee to commence an Adversary Proceeding (as defined in the Adequate
         Protection Stipulation) shall be deemed automatically reinstated, and, in connection therewith, the "Investigation Date" (as defined in the Adequate Protection Stipulation) shall be deemed extended to a date that is twelve (12) days after the date of notice of the entry of an order vacating this Order.  Pending the occurrence of the Effective Date, the Committee Deadline (as defined in the Stipulation and Order Extending the Committee Deadline, Suspending Prosecution
         of the Committee Complaint, and Extending the Date for Filing an Answer or a Motion Directed
         to the Committee Complaint, dated and entered on February 10, 2006 (Docket No. 404) (the
         "Extension Stipulation")) and the Pleading Date (as defined in the Extension Stipulation) shall each be extended through and including the Effective Date; provided, however, (x) in the event that the Effective Date does not occur within the ninety (90)-day period following the entry of this Order, in which case, the Plan and this Order are deemed null and void pursuant to Plan
         Section 8.2, the Committee Deadline shall be extended to a date that is twelve (12) days after the expiration of such ninety (90)-day period and the Pleading Date shall be extended to a date that is thirty (30) days after the expiration of such period; and (y) in the event that the Effective Date does not occur within the ninety (90)-day period following the entry of this Order, as prescribed by Plan Section 8.2, and such ninety (90)-day period is modified prior to the expiration of such ninety (90)-period, in accordance with Plan Section 8.3, to extend such time period to more than ninety (90) days, the Committee Deadline shall be extended to a date that is twelve (12) days after the expiration of such ninety (90)-day period, as so extended, and the Pleading Date shall be extended to a date that is thirty (30) days after the expiration of such ninety (90)-day period, as so extended.
                                    Pending the occurrence of the Effective Date, and on and after the
         Effective Date, neither the Creditors Committee nor any other party in interest in these Cases
         (including an Authorized Party (as defined in the Adequate Protection Stipulation)) shall be permitted to seek to recharacterize any Periodic Payment (as defined in the Adequate Protection
         Stipulation) paid by the Debtors pursuant to the Adequate Protection Stipulation as a payment on account of the principal balance of the Senior Secured Notes or otherwise; provided, however,
         (x) in the event that the Effective Date does not occur within the ninety (90)-day period following the entry of this Order, in which case, the Plan and this Order are deemed null and void pursuant to Plan Section 8.2, thereupon the Creditors Committee and any other party in interest in these Cases (including an Authorized Party (as defined in the Adequate Protection
         Stipulation)) shall be permitted to seek to recharacterize any Periodic Payment (as defined in the
         Adequate Protection Stipulation) paid by the Debtors pursuant to the Adequate Protection
         Stipulation as a payment on account of the principal balance of the Senior Secured Notes or otherwise; and (y) in the event that the Effective Date does not occur within the ninety (90)-day period following the entry of this Order, as prescribed by Plan Section 8.2, and such ninety (90)-
         day period is modified prior to the expiration of such ninety (90)-period, in accordance with Plan
         Section 8.3, to extend such time period to more than ninety (90) days, from and after the expiration of such ninety (90)-day period, as so extended, the Creditors Committee and any other party in interest in these Cases (including an Authorized Party (as defined in the Adequate
         Protection Stipulation)) shall be permitted to seek to recharacterize any Periodic Payment (as defined in the Adequate Protection Stipulation) paid by the Debtors pursuant to the Adequate
         Protection Stipulation as a payment on account of the principal balance of the Senior Secured
         Notes or otherwise.  Any and all rights of the Senior Secured Noteholders and the Senior
         Secured Notes Indenture Trustee, respectively, to defend against and oppose any such attempted recharacterization are fully reserved and preserved.
         Miscellaneous

                                    Applicability of Bankruptcy Code § 1125(e).  As provided in Plan Section
         13.13, the protection afforded by Bankruptcy Code § 1125(e) with regard to the solicitation of acceptances or rejections of the Plan and with regard to the offer, issuance, sale, or purchase of the New O'Sullivan Holdings Common Stock (including any and all shares of Restricted Stock), the New Warrants, the New Secured Notes, and/or any other securities or notes issued in connection with the Exit Credit Facility, or otherwise under the Plan, or any other security, shall apply to the fullest extent provided by law, and the entry of this Order constitutes the determination by this Court that the Debtors, the DIP Agent, the Creditors Committee, the Senior
         Credit Facility Lender, the Senior Secured Notes Indenture Trustee, the Senior Secured
         Noteholders Representative, the Senior Subordinated Notes Indenture Trustee, the Industrial
         Revenue Bonds Indenture Trustee, and each of their respective officers, directors, partners, employees, members, agents, attorneys, accountants, financial advisors, investment bankers, dealer-managers, placement agents, and other professionals, have acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code pursuant to Bankruptcy Code
         § 1125(e), and therefore, are not liable on account of such solicitation or participation for violation of any applicable law, rule, or regulation governing solicitation of acceptance or rejection of a plan or the offer, issuance, sale, or purchase of securities.
                                    Compromise of Controversies.  As provided in Plan Section 13.21, pursuant to Bankruptcy Rule 9019, and in consideration of the classification, distribution, and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims or controversies resolved pursuant to the Plan
         (including, without limitation, pursuant to the terms of the Prepetition Vendor and Utility
         Company Settlement, with respect to each Electing Vendor or Utility Company).  The entry of this Order constitutes this Court's approval of each of the compromises or settlements provided for in the Plan (including, without limitation, the Prepetition Vendor and Utility Company
         Settlement, with respect to each Electing Vendor or Utility Company), and this Court's findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, the Reorganized Debtors, the Estates, and any Person holding Claims against or
         Interests in any of the Debtors.
                                    Filing of Additional Documents.  As provided in Plan Section 13.23, on or before the Effective Date, the Debtors may file with this Court such agreements and other documents as may be necessary and appropriate to effectuate and further evidence the terms and conditions of the Plan, subject to the prior consent of the Senior Secured Noteholders
         Representative and the Creditors Committee in respect of all such documents other than those directly relating to the New Warrants or the Warrant Holder and Stockholder Rights Agreement,

         in which case the filing of such documents that directly relate to the New Warrants or the
         Warrant Holder and Stockholder Rights Agreement shall be subject to the prior consent of the
         Senior Secured Noteholders Representative and the Creditors Committee as set forth in Plan
         Section 6.35.
                                    Further Actions.  As provided in Plan Section 13.25, the Debtors, with the consent of the Senior Secured Noteholders Representative and the Creditors Committee, and
         the Reorganized Debtors, are authorized to execute, deliver, file, or record such documents, contracts, instruments, certificates, releases, and other agreements and to take such other action as may be reasonably necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, any Plan Document (including, without limitation, the New Warrants and the New Secured Notes), the Transactions (including, without limitation, the Prepetition Vendor and Utility Company Settlement), the Management and Director Equity Plan, the KERP, the
         Registration Rights Agreement, the Warrant Holder and Stockholder Rights Agreement, the Exit
         Credit Facility, or any notes or guarantee issued in connection herewith or therewith.
                                    Except as to terms which, if unenforceable, would frustrate the overall purposes of the Plan, should any provision in the Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any or all other provisions of the Plan.
                                    The Debtors are hereby authorized to mail to all parties-in-interest in these
         Cases and/or, at their discretion, publish notice of the entry of this Order, together with notice of the last day for filing Administrative Claims and Rejection Claims, all as contained herein.

                                    The failure to specifically include any particular provision of the Plan herein does not in any way diminish or impair the efficacy of such provision, it being understood that the intent of this Order and this Court is that the Plan be confirmed and approved in its entirety.
                                    Inconsistency.  As provided in Plan Section 13.19, in the event of any inconsistency between the Plan and the Disclosure Statement, the provisions of the Plan shall govern; in the event of any inconsistency between the Plan and any Plan Document, the provisions of such Plan Document shall govern (except to the extent of any such inconsistencies that are adverse to the Debtors or the Reorganized Debtors, in which case the Plan shall govern);
         provided, however, that in the event of any inconsistency among this Order, the Plan, and a Plan
         Document, this Order shall govern, except that in the case of any inconsistency among the Plan, this Order, and the form of the New Warrants or the Warrant Holder and Stockholder Rights
         Agreement, the form of the New Warrants or the Warrant Holder and Stockholder Rights
         Agreement (as the same may be modified or amended in the manner provided in, and subject to the limitations of, Plan Section 6.35(b)), as applicable, shall govern.
                                    The provision in Bankruptcy Rule 6004(g) staying an order authorizing the use, sale, or lease of property until the expiration of 10 days after entry of the order is hereby waived, such that the provisions of this Order are effective immediately.  This Order is a final order, and the period in which an appeal may be timely filed shall commence upon the entry hereof.
                                    Notwithstanding the stay contemplated by Bankruptcy Rule 3020(e) and except as otherwise provided in any other or prior order of this Court, immediately after entry of this Order, the provisions of the Plan and this Order shall be deemed binding against the
         Debtors, the Reorganized Debtors, any and all Holders of Claims against or Interests in the
         Debtors (irrespective of whether such Claims or Interests accepted, rejected, or are deemed to have accepted or rejected the Plan), any and all non-Debtor parties to Executory Contracts with the Debtors, and any and all Persons that are parties to or are subject to the releases, discharges, and injunctions described in the Plan.  Accordingly, pursuant to Bankruptcy Rule 3020(e), the ten-day period provided by such rule is hereby waived in its entirety.
                                    Captions and headings are inserted for convenience of reference only and are not intended to be a part of, or to affect the interpretation of, this Order.
                                    Plan Modifications.  Pursuant to Bankruptcy Code § 1127 and Bankruptcy
         Rule 3019, the Debtors are authorized to modify the Plan by including and fully incorporating the Plan Modifications into the Plan, without resoliciting votes thereon.
                                    All votes cast in favor of the Plan shall be deemed to be votes cast in favor of the Plan as modified by the Plan Modifications.
                                    Debbie's Staffing.  Notwithstanding anything to the contrary in Article VII of the Plan regarding the effect of the Debtors' not having identified or listed any contract between the Debtors and Debbie's Staffing Services, Inc. ("Debbie's Staffing") on the list of
         Executory Contracts "to be assumed" that was attached as Exhibit D to the Disclosure Statement and referenced in Plan Section 7.1, the Debtors' oral arrangement with Debbie's Staffing shall be deemed an Executory Contract that is assumed pursuant to Bankruptcy Code §§ 365(a) and
         1123, which assumption is effective as of the date hereof, subject to the occurrence of the
         Effective Date.  Accordingly, the Debtors' arrangement with Debbie's Staffing shall revest in and be fully enforceable by and binding upon the applicable Reorganized Debtors and Debbie's
         Staffing in accordance with its terms.
                                    The Debtors shall pay Debbie's Staffing the sum of $45,000 in full and complete satisfaction of their obligation to make any and all "cure" payments required under
         Bankruptcy Code § 365(b)(1) relating to any and all monetary defaults under their arrangement with Debbie's Staffing, in the time and manner set forth in Plan Section 7.2, and no other or further sums shall be due with respect thereto.
                                    The ACE Policies.  With respect to the insurance policies that were issued and renewed by ACE American Insurance Company, Indemnity Insurance Company of North
         America, and/or Westchester Fire Insurance Company (and possibly other members of the ACE group of companies) (collectively, "ACE") to the Debtors and/or to the Debtors' directors, officers, stockholders, agents, Employees, representatives, and others (collectively, the "ACE
         Policies"), this Order confirms that all of the ACE Policies that are executory as of the Petition
         Date are hereby assumed by the Debtors pursuant to Articles 7 and 9 of the Plan and Bankruptcy
         Code §§ 365 and 1123.  This Order further confirms that (i) all of the Ace Policies, whether assumed or not, shall revest in the Reorganized Debtors pursuant to Article 9 of the Plan and
         Bankruptcy Code § 1123 and be fully enforceable by the respective Reorganized Debtors in accordance with their terms and conditions, (ii) from and after the Effective Date, the
         Reorganized Debtors shall satisfy all continuing duties and obligations of the Debtors to ACE under any of the ACE Policies in accordance with the terms and conditions thereof, including without limitation, the obligations to provide information for calculating premiums, to pay premiums as and when they become due, to cooperate in the investigation and defense of claims,

         to provide access to records, and to transfer the Debtors' rights against other parties in connection with any payment(s) that ACE makes under the ACE Policies, and (iii) ACE shall continue to satisfy all of its continuing duties and obligations to the Debtors or the Reorganized
         Debtors under the ACE Policies.  Notwithstanding any other term or provision in this Order or the Plan, this Order and the Plan are without prejudice to any of the respective rights, claims, or defenses of ACE or the Debtors and/or the Reorganized Debtors under the ACE Policies, and this Order confirms (i) that all of the terms, conditions, limitations, and/or exclusions contained in the ACE Policies shall remain unmodified and in full force and effect; (ii) that each
         Reorganized Debtor shall be deemed as an insured under the ACE Policies for its respective businesses and operations on and after the Effective Date to the same extent that the applicable
         Reorganized Debtor's corresponding respective Debtor was an insured under the ACE Policies prior to the Effective Date and for the same risks such corresponding respective Debtor was insured under the ACE Policies prior to the Effective Date, and each of the Debtors, Reorganized
         Debtors, and ACE shall remain bound by all of the terms, conditions, limitations, and/or exclusions contained in the ACE Policies; (iii) that nothing in the Plan shall be deemed to either
         (a) create any insurance coverage that does not otherwise exist, if at all, under the terms of the
         ACE Policies, or create any direct right of action against ACE that does not otherwise exist under applicable non-bankruptcy law or the terms of the ACE Policies or (b) negate, diminish, or otherwise in any way impair any (1) insurance coverage that does otherwise exist under the terms of the ACE Policies or (2) any direct right of action against ACE that does otherwise exist under applicable non-bankruptcy law or the terms of the ACE Policies; (iv) that confirmation of the Plan and Plan Section 9.2, entitled "Discharge and Injunction", are without prejudice to any of ACE's, the Debtors', or the Reorganized Debtors' respective rights and/or defenses in any subsequent litigation in which ACE may seek any declaration regarding the nature and/or extent of any insurance coverage under the ACE Policies; (v) that nothing in the Plan (including, without limitation, Section 9.2 thereof) shall prohibit or prevent ACE from performing its duties and obligations under the ACE Policies, as ACE shall be required to perform its duties and obligations under the ACE Policies (subject to the terms and conditions thereof); and (vi) that nothing in the Plan (including, without limitation, Section 9.2 thereof)  shall be construed as an acknowledgement by ACE that the ACE Policies cover or otherwise apply to any Claims or that any Claims are eligible for payment under any of the ACE Policies, nor will anything in the Plan be construed as relieving ACE from its obligations to satisfy any Claims that are covered by the
         ACE Policies or are eligible for payment under any of the ACE Policies.

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                           SO ORDERED, this __th day of March, 2006.
                                                                                ____________________________
                                                                                The Honorable C. Ray Mullins
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